Exhibit 10.5

AGRICULTURAL BANK OF CHINA

Series No. ABC(2012)2004
The Rights Pledge Contract of Agricultural
Bank of China Inc .

ABC(2012)2004

The Rights Plege Contract

Clients: In order to protect your legal right, please read carefully the Articles in the contract (especially the articles with blank), confirm your right and obligation before signing .Please consult handling bank if you have any questions.

Pledgee (full name): Agriculture Bank of China, Economic and Technical Development Zone Branch

Pledgor (full name):1) Ningbo Keyuan Plastics Co., Ltd

In view that the pledgor is willing to provide the pledge guarantee for claim formed according to a series of business contract (“main contract”) signed by pledgee and Ningbo Keyuan Plastics Co., Ltd.(Pledgor). The parties enter into this contract through negotiation according to relevant laws and regulations.

Article 1 The type of guaranteed main claims and amount

The type of guaranteed main claims is Inward bills, amount (currency and spell-out) is USD Four Million and Three Hundred and Seventy Thousand.

Article 2 The scope of pledge guarantee

The scope includes loan principal, interest, default interest, compound interest, liquidated damages, damages, arbitration fee and fees to realize claims, etc.

Article 3 Pledge rights

1.	Pledgor agrees to pledge with certificate of deposit.

2.	Above pledge right’s provisional price (currency and spell-out) USD Four Million and Six Hundred Thousand.

Article 4 Pledgor’s commitment

1.	Having got the authorization required by the contract guarantee according to relevant rules and procedures;

2.	Having sufficient, unquestioned ownership rights or disposition rights to pledge rights;

3.	Pledge rights can be transferred by law;

4.	Pledge rights would never be removed, revoked, dissented, sealed, freezed, supervised, suited, and so on;

5.	Pledgor has obtained co-owners’ agreement regarding pledge under this contract;

6.	The pledgor shall immediately notify the plegee with written form in any one of the following circumstances:

(1)
Pledge right has been entered into following conditions, including but not limited application for remove, announcement for invalidity, seal up, freeze, supervision, proceedings, arbitration and other similar conditions.

(2)	Business license has been revoked or removed, or pledgor is requested to close down and occurrence of other matters to dismiss.

(3)	Occurrence of application for bankrupt, reorganization, restructuring and so on;

7.	Pledge right has never other conditions that affect the realization of the right.

Article 5 Effectiveness of pledge right

Effectiveness of pledge right and assets and right on provision of right, yield and laws.

Article 6 Transfer and custody for documents of rights

1.	If documents of right shall be delivered, pledgor shall deliver related documents of right to pledge within days since entered into this contract. Pledgee shall take care of the documents.

2.	Documents of right in the form of bills of exchange, promissory notes, checks, warehouse receipts, securities and other documents shall be endorsed with “Pledge”.

3.	If the pledge shall be registered, pledgor shall register or handle other legal procedures within days since entered into this contract, and pledge keeps the originals.

4.
During the duration of pledge right, pledgor is not allowed to grant, transfer or promise others to use or handle with any other ways without pledgee’s written consent. On the condition of pledgee’s written consent, the proceeds related to grant, transfer, use or handle right shall be used for pay off claims in advance or safe.

5.	During the duration of pledge right, pledge has the right to request pledge to approve and decrease the value of guarantee on the condition of decrease of the value of pledge right.

Article 7 Transfer of pledge right

Pledgee has the right not to transfer corresponding pledge right even if transfer part of claims.

Article 8 Realization of pledge right

1.	Pledgee has the right to execute pledge right if occurrence of any following conditions:

1)
Pledgee is not being paid off when the expiration of debt execution under the main contract. ”Expiration” includes the expiration of debt execution under the main contract and the condition of acceleration maturity on the ground of national laws and regulations.

2)	Business license has been revoked or removed, or pledgor is requested to close down and occurrence of other matters to dismiss.

3)	The People’s court has accepted loanee and pledgor’s application for bankrupt or decided to reconciliation.

4)	Loanee and pledgor are dead or being declared to disappear or die.

5)	Pledge right has been applied to remove, revoke, dissent, seale, freeze, supervise, suit, and so on;

6)	Pledgor fails to provide guarantee as requested by pledge;

7)	Pledgor violates obligations under this contract;

8)	Others.

2.
If vesting date or delivery date of bills of exchange, promissory notes, checks, warehouse receipts, securities and other documents for pledge is earlier than claims expiration under this contract, pledge has the right to vest or delivery and corresponding proceeds shall be for pay off claims in advance or safe.

3.
If Pledgor provide guarantee for several loans between loanee and pledge with pledge right and the proceeds as a result of vesting, cashing, discounting or auctioning pledge right are insufficient to pay off all due loans, pledge has the right to decide the order of repaid loans.

Article 9 Return of documents of right

1.	If loanee executes complete loans under main contract, or pledgor paid all guaranteed claims under main contract, pledge shall return documents of right in timely manner.

2.	Pledgor shall receive the documents of right timely. Otherwise, pledgee has the right to withdraw and the corresponding fees shall be paid by pledgor.

Article 10 Breach of Contract

1.	If pledgor occurs any one of following conditions, he shall pay 20% of principals of claims to pledge as liquidated damages, as well as pay corresponding loss of pledgee:

1)	Fails to receive legal authorization for this guarantee under this contract;

2)	Fails to inform that pledge right has been applied to remove, revoke, dissent, seale, freeze, supervise, suit, and so on;

3)	Fails to delivery documents of right, endorse or register on the provision of covenants under this contract;

4)	Handle pledge right without obtaining pledgor’s written consent;

5)	Fails to provide guarantee as requested by pledgee;

6)	Other actions violate covenants under this contract or affect realization of pledge right.

2.	If pledgor caused loss as a result of pledgee’s any one of following actions, pledgee shall undertake corresponding liability:

1)	Documents of right are destroyed or dismissed due to pledgee’s improper safekeeping;

2)	After expiration, pledgee delays to execute pledge right when received pledgor’s written application.

Article 11 Charge

Both parities shall negotiate to decide how to pay the charge of the third parties. Otherwise, both parties shall undertake on the provision of laws and regulations or equally.

Laws and regulations in this contract include People’s Republic of China Law, Administrative Regulations, Local Regulations, Rules, Judicial Interpretations and other legal provisions.

Article 12 Objection Period of Rescission Right

Pledgee executes the rescission right based on related laws and regulations or the contract, the objection period is 7 business days since the pledgor informed the pledgee with written, oral and other forms.

Article 13 Dispute Resolution

Dispute in the contract can be resolved through consultation by the parties or in the first way as following:

1. Litigation. Local People’s Court.

2. Arbitration. Submit  to / (Full name of arbitration) for arbitration according to corresponding regulations.

During the litigation or arbitration, the articles and the items not involved in dispute should be performed.

Article 14 Effectiveness of the contract

This contract becomes effective when each party signs or stamps.

Article 15 This contract is in duplicate, one for pledgee, one for pledgor. Each is in equal validity.

Pledgor Statement: Pledgee has prompted related clauses to us by law, and stated related concepts, content and legal effectiveness.

Pledgee (stamp): Agriculture Bank of China, Economic and Technical Development Zone Branch

Principal or Authorized Agent:

Pledgor (stamp): Ningbo Keyuan Plastics Co., Ltd

Legal Representative or Authorized Agent: Chunfeng Tao

Signed time: July 17, 2012
Signed site: Agriculture Bank of China , Economic and Technical Development Zone Branch